UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2014

FALCONSTOR SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23970	77-0216135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Huntington Quadrangle, Melville, New York		11747
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 631-777-5188

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Restricted Shares

On April 1, 2014, the Board of Directors of FalconStor Software, Inc. (the “Company”) approved the granting of restricted stock to certain Company officers and employees, including the Company’s Executive Officers.

The restricted shares have terms of ten years.  The restrictions on various portions of the restricted stock lapse upon the Company’s achievement of performance criteria related to: Common Stock price; GAAP earnings per share; non-GAAP earnings per share; cash related targets; and revenue/billings related targets.

The Company’s Executive Officers were granted the following amounts of restricted common stock:

Name	Title	Restricted Shares

Gary Quinn	President & Chief Executive Officer	625,000

Seth Horowitz	Executive Vice President, General Counsel and Secretary	245,000

Louis J. Petrucelly	Executive Vice President, Chief Financial Officer and Treasurer	315,000

There is no partial vesting for partial achievement of goals under the restricted stock agreements.  In addition, under certain circumstances, if there is a restatement of the Company’s financial statements relating to a period covered by a performance criterion, the holder of the restricted shares may be required to forfeit a portion of their restricted shares or reimburse the Company for profits made in connection with the sale of the shares.

Each of Messrs Quinn, Horowitz, and Petrucelly entered into a Restricted Stock Agreement containing these and other standard terms. The Form of Restricted Stock Agreement is attached hereto as Exhibit 4.1.

2014 Management Incentive Plan and Stock Incentive Plan

On March 13, 2014, the Company’s Board of Directors approved a Management Incentive Plan (“MIP”) that will pay cash bonuses to, among other, the Company’s Executive Officers.  The MIP was amended on April 1, 2014.  As amended the MIP provides for the following:

Executive Officer Bonuses

If all of the goals are achieved, the Executive Officers set forth below would receive the following payments:

Name	Title	Payment at 100% Achievement

Seth Horowitz	Executive Vice President, General Counsel and Secretary	$50,000

Louis J. Petrucelly	Executive Vice President, Chief Financial Officer and Treasurer	$75,000

The goals, and the percentage of bonus available for the achievement of each goal, are as follows:

Goal	Percentage of Bonus

Total Product Billings	General Counsel: 15%
CFO: 12.5%

Maintenance Billings	CFO & General Counsel: 30%

GAAP Revenue	General Counsel: 15%
CFO: 12.5%

Non-GAAP Operating Income	CFO & General Counsel: 20%

Cash Flow From Operations	CFO & General Counsel: 20%

Net Working Capital	General Counsel: 0%
CFO: 5%

For each goal achieved on a quarterly basis for the first three quarters of 2014, the Executive Officer will receive 12.5% of the of the total bonus potential for that goal.  For each goal achieved for the full fiscal year 2014, the Executive Officer will receive 62.5% of the total bonus potential for that goal.

If there is over-achievement of the plan, the participants in the plan, including the Executive Officers, will be entitled to enhanced payments as follows:

Goal Achievement	Bonus Payout
100%	100%
105%	120%
110% and above	140%

The MIP does not contain any payments for underachievement of goals.  The Company’s Compensation Committee retains the discretion to modify the terms of the plan.

Amendments to 2005 Key Executive Severance Protection Plan

On April 1, 2014, the Company amended the terms of the 2005 FalconStor Software, Inc. Key Executive Severance Protection Plan ( the “2005 Plan” and, as so amended the “Amended and Restated 2005 Key Executive Severance Protection Plan”) .  These amendments include the following:

•
New employees of the Company designated as “Officers” by the Board of Directors pursuant to Rule 16a1-f of the Securities Exchange Act of 1934, as amended, will no longer automatically be participants in the 2005 Key Executive Severance Protection Plan.

•
The portion of severance benefits based on the participant’s bonus will be based on the bonus for the fiscal year prior to the year in which the change of control takes place, rather than the highest bonus of the three fiscal years prior to the change of control.

•
Participants will no longer be entitled to receive gross up payments if the severance benefits would be subject to an excise tax under the Internal Revenue Code.  Instead, the benefits will be reduced so that no excise tax is triggered or the benefits will be paid in full with the participant solely responsible for the excise tax.

A copy of the Amended and Restated 2005 Key Executive Severance Protection Plan is attached hereto as Exhibit 99.1.

Pursuant 2005 Plan, certain changes to the 2005 Plan are subject to a twelve month waiting period.  As consideration for the grant of the restricted shares, each of Mr. Quinn, Mr. Horowitz and Mr. Petrucelly agreed to waive this twelve month waiting period and the Amended and Restated 2005 Key Executive Severance Protection Plan now applies to them.  A Form of Waiver and Consent to the changes is attached hereto as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

4.1	Form of Restricted Stock Agreement.

99.1	Amended and Restated 2005 FalconStor Software, Inc. Key Executive Severance Protection Plan.

99.2	Form of Waiver and Consent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2014	FALCONSTOR SOFTWARE, INC.

	By:	/s/ Louis J. Petrucelly
		Name:	Louis J. Petrucelly
		Title:	Executive Vice President, and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

4.1	Form of Restricted Stock Agreement.

99.1	Amended and Restated 2005 FalconStor Software, Inc. Key Executive Severance Protection Plan.

99.2	Form of Waiver and Consent.